UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 1, 2020

Hilton Worldwide Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)
(703) 883-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture with respect to 3.750% Senior Notes due 2029 and 4.000% Senior Notes due 2031

On December 1, 2020, Hilton Domestic Operating Company Inc. (the “Issuer”), an indirect subsidiary of Hilton Worldwide Holdings Inc. (the “Company”), issued and sold $800 million aggregate principal amount of 3.750% Senior Notes due 2029 (the “2029 Notes”) and $1.1 billion aggregate principal amount of 4.000% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”), in each case, under an Indenture, dated as of December 1, 2020 (the “Indenture”), by and among the Issuer, the Company, as a guarantor, the other guarantors party thereto, and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”). The Notes were sold only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes were issued at 100% of their par value and bear interest at a rate of 3.750% per annum, in the case of the 2029 Notes, and 4.000% per annum, in the case of the 2031 Notes. Interest on each series of Notes is payable semi-annually in arrears on May 1 and November 1, beginning May 1, 2021. The 2029 Notes mature on May 1, 2029 and the 2031 Notes mature on May 1, 2031.

The net proceeds of the offering of the Notes, together with available cash, were used to redeem all $1.0 billion in aggregate principal amount of the Issuer’s outstanding 4.250% Senior Notes due 2024 (the “2024 Notes”), all $900 million in aggregate principal amount of the Issuer’s outstanding 4.625% Senior Notes due 2025 (the “2025 Notes”) and to pay the related redemption premiums and all fees and expenses related thereto.

Ranking; Guarantees

The Notes are the Issuer’s senior unsecured obligations, ranking equally in right of payment with all of the Issuer’s existing and future senior indebtedness and senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness.

The Notes are guaranteed, on a senior unsecured basis, by (i) Hilton Worldwide Parent LLC (“HWP”), the Issuer’s direct parent company, (ii) the Company, the immediate parent company of HWP, and (iii) each of the Issuer’s existing and future wholly owned subsidiaries to the extent such entities guarantee indebtedness under the Issuer’s senior secured credit facilities or certain other indebtedness of the Issuer or any subsidiary guarantor.

Optional Redemption

The 2029 Notes. The Issuer may, at its option, redeem the 2029 Notes, in whole or in part, at any time prior to May 1, 2024, at a price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus the applicable “make-whole premium.” In addition, beginning on May 1, 2024, the Issuer may redeem all or a part of the 2029 Notes at a redemption price equal to 101.875% of the principal amount redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption price decreases to 100.938% and 100.000% of the principal amount redeemed on May 1, 2025 and May 1, 2026, respectively. In addition, at any time on or prior to November 1, 2023, the Issuer may, at its option, redeem up to 40.0% of the aggregate principal amount of the 2029 Notes issued under the Indenture with the proceeds of certain equity offerings at a redemption price of 103.750% of the principal amount thereof, plus accrued and unpaid interest.

The 2031 Notes. The Issuer may, at its option, redeem the 2031 Notes, in whole or in part, at any time prior to May 1, 2026, at a price equal to 100% of the principal amount of the 2031 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus the applicable “make-whole premium.” In addition, beginning on May 1, 2026, the Issuer may redeem all or a part of the 2031 Notes at a redemption price equal to 102.000% of the principal amount redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption price decreases to 101.333%, 100.667% and 100.000% of the principal amount redeemed on May 1, 2027, May 1, 2028 and May 1, 2029, respectively. In addition, at any time on or prior to November 1, 2023, the Issuer may, at its option, redeem up to 40.0% of the aggregate principal amount of the 2031 Notes issued under the Indenture with the proceeds of certain equity offerings at a redemption price of 104.000% of the principal amount thereof, plus accrued and unpaid interest.

Repurchase at the Option of Holders

Upon the occurrence of a change of control triggering event or upon the sale of certain assets in which the Issuer and its restricted subsidiaries do not apply the proceeds as required, the holders of the Notes will have the right to require the Issuer to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control triggering event) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.

Covenants; Events of Default

The Indenture contains covenants that, among other things, limit the ability of the Issuer and its restricted subsidiaries to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of the Issuer’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. Neither HWP nor the Company is subject to the restrictive covenants of the Indenture. The Notes also contain customary events of default, the occurrence of which could result in the principal of and accrued interest on the Notes to become or be declared due and payable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of each of such documents, which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On December 2, 2020, the Issuer completed the redemption in full of all of the $1.0 billion aggregate principal amount of issued and outstanding 2024 Notes at a redemption price of 101.063% of the outstanding aggregate principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, the Indenture, dated as of August 18, 2016 (as amended and supplemented, the “2024 Notes Indenture”), by and among the Issuer, the Company and other guarantors party thereto, and Wilmington Trust, National Association, as trustee, was satisfied and discharged and the Issuer and guarantors have no further obligations under the 2024 Notes, the related guarantees or the 2024 Notes Indenture.

In addition, on December 2, 2020, the Issuer completed the redemption in full of all of the $900 million aggregate principal amount of issued and outstanding 2025 Notes at a redemption price of 102.312% of the outstanding aggregate principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, the Issuer and guarantors have no further obligations under the 2025 Notes or the related guarantees. The Indenture, dated as of March 16, 2017 (as amended and supplemented), by and among the Issuer, the Company and other guarantors party thereto, and Wilmington Trust, National Association, as trustee, was satisfied and discharged as to the 2025 Notes, but remains outstanding with respect to the Issuer’s $600 million in aggregate principal amount of outstanding 4.875% Senior Notes due 2027.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of December 1, 2020, by and among Hilton Domestic Operating Company Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.
4.2	Form of 3.750% Senior Note due 2029 (included in Exhibit 4.1).
4.3	Form of 4.000% Senior Note due 2031 (included in Exhibit 4.1).
101	Interactive Data File - XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: December 3, 2020